Exhibit 99.1

NEWS RELEASE

Investor Relations Contact:

Jennifer Jarman

The Blueshirt Group for Roxio, Inc.

(415) 217-7722

jennifer@blueshirtgroup.com

ROXIO SETS DATE FOR FISCAL FOURTH QUARTER RESULTS;

ENDS QUARTER WITH APPROXIMATELY $67 MILLION IN CASH

SANTA CLARA, Calif. — April 14, 2004 — Roxio, Inc. (Nasdaq: ROXI), The Digital Media Company® and parent company of Napster®, announced today that it will report financial results for its fiscal fourth quarter on Wednesday, May 5, 2004 after the close of market.

“Roxio and Napster performed well during the quarter. We achieved our major objectives for the software division with the timely and successful launch of Easy Media Creator 7 and that division’s return to positive operating margins. Napster continues to make strong progress and our cash, cash equivalents and short-term investments position as of March 31, 2004 was approximately $67 million, reflecting a continued sharp focus on expenses and the success of our recent equity fundraising and credit line,” said Chris Gorog, president and CEO.

The company will host a conference call for analysts and investors at 1:30 p.m. PT (4:30 p.m. ET). Participating on the call will be Chris Gorog and chief financial officer

Nand Gangwani. To participate on the live call, analysts and investors should dial 800-374-1636 at least ten minutes prior to the call. Roxio will also offer a live webcast of the conference call, accessible from the “Investor Relations” section of the company’s Web site (http://investor.roxio.com). A telephonic replay of the conference call will also be available for 48 hours by dialing 800-642-1687 and enter passcode 6442030#.

About Roxio and Napster

Roxio, Inc. provides the best selling digital media software in the world and owns Napster(R), the world’s most recognized brand in online music. Roxio makes award-winning software products for CD/DVD burning, photo editing and video editing. Roxio’s family of products includes category-leading products Roxio Easy Media Creator(TM), Easy CD & DVD Creator(TM), Digital Media Suite(R), Easy CD Creator(R) (Windows) and Toast(R) (Macintosh) for CD/DVD burning, PhotoSuite(R) for digital photography, and VideoWave(R) for digital video. Roxio’s current installed base is in excess of 100 million users. Roxio distributes its products globally through strategic partnerships with major hardware manufacturers, in stores with the leading worldwide retailers, through Internet partnerships and also sells its products direct at www.roxio.com. Napster has content agreements with the five major record labels, as well as hundreds of independents. Napster delivers access to the largest catalog of online music with more than 500,000 tracks spanning all genres and artists from Eminem to Miles Davis.

Safe Harbor Statement

Except for historical information, the matters discussed in this press release, in particular matters related to operating margins for the software division, the progress of the Napster division, and Roxio’s business relationships with software distributors and content providers, are forward-looking statements that are subject to certain risks and uncertainties such as slow growth in demand for online music distribution generally and for the Napster service in particular, intense competition in the software and online music distribution industries, failure to maintain key corporate relationships, and general economic conditions that could cause actual results to differ materially from those projected. Additional information on these and other factors are contained in Roxio’s reports filed with the Securities and Exchange Commission (SEC), including the Company’s Quarterly Report on Form 10-Q as filed with the SEC on February 17, 2004, copies of which are available at the website maintained by the SEC at http://www.sec.gov. Roxio assumes no obligation to update the forward-looking statements included in this press release.

Copyright © 2004 Roxio, Inc. All rights reserved. Roxio, the Roxio tagline, Roxio Easy Media Creator, Toast, Easy CD & DVD Creator, Digital Media Suite, Easy CD Creator, PhotoSuite, VideoWave, and Napster are either trademarks or registered trademarks of Roxio, Inc. or its subsidiaries in the United States and/or other countries. All other trademarks used are owned by their respective owners.